UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/21/2007

R. R. DONNELLEY & SONS COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4694

DE	361004130
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 S. Wacker Dr., Chicago, IL 60606
(Address of principal executive offices, including zip code)

312-326-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.06.    Material Impairments

After a strategic review of its business operations, on June 21, 2007 R.R. Donnelley & Sons Company (the "Company") decided to unify its printing and related services offerings under the single RR Donnelley brand. As a result, on June 21, 2007, the Company announced that Moore Wallace, Moore Canada, Moore Response Marketing, Moore (in Latin America), OfficeTiger and the Company's network of North American commercial printing facilities have been re-branded as RR Donnelley. Associated with this re-branding, in the second quarter of 2007 the Company will take a non-cash pre-tax charge of approximately $315 million reflecting the write-down of the Moore Wallace, Moore Canada and other trade names intangible assets.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release issued by the Company on June 21, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: June 21, 2007	By:	/s/ Suzanne S. Bettman
Suzanne S. Bettman
Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release issued by the Company on June 21, 2007